EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Annual Report of Lil Marc, Inc. (the "Company") on Form 10-KSB/A (Amendment No. 2) for the year ended December 31, 2001 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Keith M. Rosenbloom, principal executive officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1)   I have reviewed the Report;

      (2) Based on my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report; and

      (3) Based on my knowledge, the financial statements and other financial information included in the Report fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in the Report.

September 30, 2002


                                                         /s/ Keith M. Rosenbloom
                                                         -----------------------
                                                         Keith M. Rosenbloom
                                                         President